Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166070 on Form S-8 of our report dated June 25, 2012, appearing in this Annual Report on Form 11-K of PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan for the year ended December 31, 2011.

/s/ CliftonAllenLarson LLP

Oak Brook, Illinois
June 25, 2012